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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in Amendment No.3 to the Registration Statement (Form S-3, Registration No. 333-111821) and related Prospectus of Lexicon Genetics Incorporated for the registration of 3,500,000 shares of its common stock and to the incorporation by reference therein of our report dated February 12, 2004, with respect to the consolidated financial statements of Lexicon Genetics Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                 /s/ ERNST & YOUNG LLP


Houston, Texas
April 5, 2004